UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 7, 2007
Asset Acceptance Capital Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-50552	80-0076779

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28405 Van Dyke Avenue, Warren,
Michigan	48093

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 586-939-9600
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)	Compensatory Arrangements of Certain Officers.
On August 7, 2007, the Compensation Committee of the Board of Directors of Asset Acceptance Capital Corp. (the “Company”), acting pursuant to the Company’s 2004 Stock Incentive Plan, as amended (the “Plan”), granted nonqualified stock options and restricted stock units to certain members of management, including the named executive officers of the Company (as defined in the regulations of the Securities Exchange Act of 1934).
Set forth below is a summary of the equity grants made to the named executive officers, including the number of shares of common stock of the Company underlying each of the equity grants:

	Securities (Common Stock) Underlying Equity Grants
		Restricted Stock Units —
Named Executive Officer	Nonqualified Stock Options (1)	Performance-Based (2)
Nathaniel F. Bradley IV, Chairman, President and Chief Executive Officer	37,500	18,750
Mark A. Redman, Senior Vice President — Finance and Chief Financial Officer	31,250	15,625
Phillip L. Allen, Vice President — Operations	5,000	2,500
Deanna S. Hatmaker, Vice President — Human Resources	7,500	3,750
Deborah L. Everly, Vice President — Marketing & Acquisitions	10,000	5,000

(1)	The nonqualified stock options are exercisable for the indicated number of shares of common stock, have a per share exercise price of $9.28 and vest in four equal installments on August 7, 2008, 2009, 2010 and 2011.

(2)	Each restricted stock unit represents the contingent right to receive one share of the Company’s common stock.
The restricted stock units are performance-based and vest on the earlier of (a) the filing date of the Company’s Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2011, or (b) August 15, 2011 (the “Vesting Date”), provided that the named executive officer’s Continuous Service (as defined in the Plan) as an employee of the Company has not ended before the Vesting Date and the applicable performance-based criteria has been satisfied. With respect to the criteria for the performance-based restricted stock units, a percentage of the total number of the restricted stock units awarded the named executive officer shall vest on the Vesting Date based on the Company’s cumulative earnings per share (“EPS”) for its most recent four-year period ending at the end of the calendar quarter immediately preceding the Vesting Date, with the vested percentages set at 0%, and from 60% to 100% depending on the achievement of specified EPS targets and with the vested percentages being pro rated for EPS results between the specified EPS targets.
In connection with the equity grants to the named executive officers, the Compensation Committee approved the terms of the agreements to be used in connection with the grant of nonqualified stock options and the award of performance-based restricted stock units, with the forms of these agreements attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, each of which is incorporated herein by reference.
Each of the equity grants made to the named executive officers described above are subject to a recapture of the grants and the proceeds thereof in the event the named executive officer violates the terms of the underlying agreements evidencing the equity grants, including any violation by the named executive officer of his or her obligations with respect to non-interference, non-disclosure and non-competition covenants with the Company as set forth in his or her employment agreement or other stand-alone agreement, as the case may be.
Item 9.01 Financial Statements and Exhibits.
Exhibits
Exhibit Number

10.1	Form of Nonqualified Stock Option Agreement.

10.2	Form of Restricted Stock Unit Award Agreement (Performance-Based).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asset Acceptance Capital Corp.
August 20, 2007	By:	/s/ Nathaniel F. Bradley IV
		Name:	Nathaniel F. Bradley IV
		Title:	Chairman of the Board, President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Form of Nonqualified Stock Option Agreement.

10.2	Form of Restricted Stock Unit Award Agreement (Performance-Based).